Exhibit 16.1

Moores Rowland                                      Chartered Accountants
                                                    Certified Public Accountants

                                                    34th Floor, The Lee Gardens
                                                    33 Hysan Avenue
                                                    Causeway Bay, Hong Kong

                                                    Tel:  (852) 2909 5600
                                                    Fax:  (852) 2810 0032

Our Ref: DL/CA/C499/ ABA/cs

August 2, 2007

Securities and Exchange Commission
100 F Street, NE
Washington DC 20459
United States

Dear Sirs,

COL CHINA ONLINE INTERNATIONAL

We have read Item 4.01(a) of COL China Online International Inc.'s Form 8-K, which discusses the resignation of Moores Rowland as its independent accountants, and we agree with the statements made therein except for the last sentence of the first paragraph and the last sentence of the fourth paragraph for which we have no basis to agree or disagree.

Yours faithfully,



/s/ Moores Rowland
------------------
Moores Rowland
(formerly Moores Rowland Mazars)